UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 20, 2011

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On June 20, 2011, Macy's, Inc. (“Macy's”) announced that it and its wholly owned subsidiary, Macy's Retail Holdings, Inc. (“MRHI”), entered into a Credit Agreement dated as of June 20, 2011, (the “Credit Agreement”), among Macy's, MRHI, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce Fenner & Smith, Incorporated, Credit Suisse Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers. The Credit Agreement provides MRHI, as borrower, with unsecured revolving credit in an aggregate amount not to exceed $1.5 billion outstanding at any time, including a $1.0 billion sublimit for the issuance of letters of credit and related accommodations.  The Credit Agreement replaces the Amended and Restated Credit Agreement dated as of January 5, 2009 (the “Prior Credit Agreement”), which contained substantially similar terms and provided unsecured revolving credit to the Company in an aggregate amount not to exceed $2.0 billion outstanding at any time.

Under the Credit Agreement, the Company will be required to maintain (1) a ratio of consolidated EBITDA to consolidated net interest expense of no less than 3.25 to 1.00 and (2) a ratio of consolidated indebtedness to consolidated EBITDA of no more than 3.75 to 1.00, in each case as calculated in accordance with the provisions of the Credit Agreement.

The Credit Agreement also contains covenants that provide for, among other things, limitations on subsidiary indebtedness, limitations on liens and sale/leaseback transactions and limitations on specified intercompany transactions.

In connection with the execution of the Credit Agreement, Macy's, MRHI, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as paying agent, entered into a Guarantee Agreement on June 20, 2011 (the “Guarantee Agreement”) whereby Macy's agreed to guarantee the obligations of MRHI under the Credit Agreement.  In addition, all obligations of MRHI under the Credit Agreement will be guaranteed by existing and future domestic subsidiaries of MRHI, subject to such subsidiary guarantees being released in the event Macy’s achieves a debt rating of “Baa3” or better as determined by Moody’s Investors Service, Inc. and a debt rating of “BBB-” or better as determined by Standard & Poor's Rating Service (in each case with stable outlook).

As of June 20, 2011, there was an aggregate of approximately $45,000 outstanding under the Prior Credit Agreement, representing letter of credit accommodations.

The foregoing disclosure is qualified in its entirety by reference to the Credit Agreement and the Guarantee Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.
	Exhibit Number	Description
10.01

Credit Agreement, dated as of June 20, 2011, among Macy's, Inc., Macy's Retail Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.

	10.02	Guarantee Agreement, dated as of June 20, 2011, among Macy's, Inc., Macy's Retail Holdings, Inc., the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as paying agent.

macy's, inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated: June 20, 2011	MACY'S, INC. By: /s/ Dennis J. Broderick Name: Dennis J. Broderick Title: Executive Vice President, General Counsel and Secretary

Index to Exhibits

Index Number 10.01

Credit Agreement, dated as of June 20, 2011, among Macy's, Inc., Macy's Retail Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.

10.02	Guarantee Agreement, dated as of June 20, 2011, among Macy's, Inc., Macy's Retail Holdings, Inc., the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as paying agent.